SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  December 22,
1997

Exact name of Registrant
 as specified in its charter: Coyote Network Systems, Inc.

State or Other Jurisdiction of Incorporation:  Delaware

Commission File Number:  1-5486

I.R.S. Employer Identification Number:  36-2448698

Address of Principal Executive Office:  4360 Park
Terrace Drive

Westlake Village, CA  91361

Registrant's Telephone Number, Including Area Code:
(818) 735-7600

Registrant's Former Name:  The Diana Corporation

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     4.1  Form of Subscription Agreement
     4.2  Form of Note
     4.3  Form of Registration Rights Agreement
     4.4  Offshore Warrant Subscription Agreement


ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO
REGULATION S

(a)  Securities sold.  On December 22, 1997, the
Registrant sold $5,000,000 in 8% Convertible Notes ("Notes") Due December 22, 2000. At any time commencing one year after the Closing, the Company may, by written notice to the Holder, prepay the Notes in whole or in part. The notice shall be given at least ten (10) days prior to the payment date and on such date the Company shall pay the outstanding principal and all accrued interest on the Note, unless prior to such payment date the Holder has delivered a Notice of Conversion.

(b)  Underwriters and other purchasers.  First Bermuda
Securities Limited, Chevron House, 11 Church Street, Hamilton
HM 11, Hamilton HM NX, Bermuda, acting as placement agent, distributor and escrow agent, received executed subscription


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agreements for the purchase of the notes from the
following; Offshore Nominees Limited ($500,000), Buckingham
Global Investors ($600,000), Mid Ocean Capital, S. A.
($1,500,000), CuttyHunk Fund Limited ($400,000), Bronia GmbH
($1,000,000) and Thomson Kernaghan & Co. Limited ($1,000,000).

(c) Consideration. The aggregate offering price of the Notes was $5,000,000. Commissions totaling $350,000 and expenses of $15,000 were deducted resulting in net proceeds to the Company of $4,635,000. In addition, First Bermuda
Securities Limited received warrants to purchase 48,611 shares of Common Stock at an exercise price of $7.20 per share.
These warrants are exercisable immediately and expire on December 22, 2002. The holder of the warrants also received so-called
"piggyback" registration rights with respect to the warrant shares..

(d) Exemption from registration claimed. The Company claims exemption from registration pursuant to Regulation
S under the Securities Act of 1933 as amended. In so doing, the Company has relied upon the representations made by the purchasers of the Notes and First Bermuda
Securities Limited acting as placement agent, distributor and escrow agent. These representations include representation as to the purchasers status as non US persons.

(e) Terms of conversion or exercise. The holder of the Note(s) is entitled, at its option, at any time commencing forty-five (45) days after the Closing Date (December 22,
1997), until maturity to convert one-third (1/3 rd) or any lesser portion of the initial principal amount which is a least $25,000 into shares of Common Stock ("Shares") at a conversion price for each Share equal to the lesser of $7.00 per share or eighty percent (80%) of the average closing bid price of the Common Stock for the five (5) trading days immediately prior to the Conversion Date with a conversion floor price (the "Conversion Floor Price") of $4.00 per Share (collectively, the "Conversion Price"); beginning seventy-five (75) days after the Closing Date, an additional one third (1/3 rd) of the initial principal amount which is at least $25,000 may be converted into Shares at the Conversion Price; and beginning one hundred and five (105) days after the Closing
Date, the remaining one-third (1/3 rd) of the initial principal amount which is at least $25,000 may be converted into Shares at the Conversion Price, provided that if the average of the closing bid price of the Common Stock for the twenty (20) consecutive trading days immediately prior to a conversion date is less than $4.00 per share, the Conversion Floor Price will be adjusted to equal eighty percent (80%) of such twenty (20) consecutive trading day average of the closing bid price, provided, however, that in no event shall the Holder be entitled to convert any portion of the Note in excess of that portion of the Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock
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which may be deemed beneficially owned through the
ownership of the unconverted portion of this note, as defined in the Subscription Agreement) and (2) the number of Shares issuable upon the conversion of the portion of the note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares. For purposes of the proviso to the immediately proceeding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities
Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of such proviso. In addition, if at any time, there occurs a transaction in which in excess of 50% of the Company's voting power is transferred (excluding any public or private offering of Company equity securities), including any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of transactions, the holder of the note then outstanding may participate in any such transaction as a class with the common stockholders on the same basis as if the note had been converted one day prior to the effective date of the transaction; provided, however, that at the option of the holder of the note, such holder may treat the effective date of any transaction that occurs prior to December
22, 2000 as a redemption of the note at a price equal to 125% of the outstanding principal amount of the note, plus accrued but unpaid interest. The holder shall be entitled to make such election at any time up to ten (10) days prior to the effective date of the transaction. The Company has entered into a registration rights agreement with the Purchasers of the Notes wherein, upon a decision to convert by the Purchasers of the Notes, and if the Shares are required to be registered, the Shares will be registered with the Securities and Exchange Commission pursuant to Securities Act of 1933, as amended.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          COYOTE NETWORK SYSTEMS, INC.
                                      (Registrant)


Date:  December 31, 1997

                        /s/ Daniel W. Latham
                        President and Chief Operating
                        Officer


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